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                                                                  EXHIBIT 23

                                     CONSENT

     I hereby consent to the inclusion of my opinion under the caption "Tax Considerations" or any similar caption referring to United States taxation and to any reference to me under the caption "Legal Opinions" in any Prospectus Supplement or Pricing Supplement included in the Prospectus included in this Registration Statement and to the incorporation by reference of this consent in any abbreviated registration statement(s) registering up to an additional 20% aggregate principal amount of debt securities and warrants filed subsequent to the date hereof.

                                                /s/ James M. Kalashian
                                                ----------------------
                                                James M. Kalashian
                                                General Electric Capital
                                                      Corporation
                                                General Tax Counsel